Insider Trading and Blackout Policy FOR OFG BANCORP

2 Revision Date: 10/2024 Policy title: Insider Trading and Blackout Policy OFG-CP-CORP-003 Revision Date: 10/2024 Introduction Applicable securities laws prohibit trading in the equity or debt securities of a company while in possession of material nonpublic information about the company. In order to take an active role in promoting compliance with such laws, and preventing insider trading violations by its officers, directors, employees, agents, and certain others, OFG Bancorp (“OFG”) has adopted the policies and procedures described herein (the “Policy”). Failure to comply with this Policy breaches our Code of Business Conduct and Ethic, as well as potentially violate insider trading laws that impose strict penalties upon both companies and individuals, including both civil and criminal sanctions. For purposes of this Policy, the term “Company” means OFG and its subsidiaries, unless otherwise indicated or the context otherwise requires. One of the principal purposes of the federal securities laws is to prohibit so-called “insider trading.” Insider trading occurs when a person uses material nonpublic information obtained through involvement with the Company to make decisions to purchase, sell, give away or otherwise trade the Company’s securities or the securities of certain other companies or to provide that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is “material” and “nonpublic.” To that effect, maintaining the confidence of shareholders and the public markets is of paramount importance to OFG and the basic principle underlying our Policy is fairness in dealing with other persons, which requires that our officers, directors, employees, agents, independent consultants and contractors not take personal advantage of material nonpublic information. This Policy includes two (2) key components: • A prohibition on trading in certain circumstances and applies to the Company and all of its officers, directors, employees, agents, independent consultants and contractors; and, • Additional trading restrictions that apply to a particular subset of individuals, including directors of the Company, executive officers of the Company and certain other key employees, as further described below in the definition of “Company Insiders”. Applicability This Policy applies to all transactions in (i) the Company’s securities, including common stock, options for common stock, debt securities and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company’s securities, including securities exchangeable into the Company’s securities, whether or not issued by the Company, such as exchange-traded options (collectively, “Company Securities”), and (ii) the securities of certain other companies, including common stock, options and other securities issued by those companies as well as derivative securities relating to any of those companies’ securities, where the person trading used information obtained while working for the Company. Its prohibitions apply to actions taken by all officers, directors, employees, agents, independent consultants and contractors of the Company (together, the “Company Persons” and each individually a “Company Person”).

3 Revision Date: 10/2024 For the avoidance of doubt, the restrictions and prohibitions in this Policy on actions by Company Persons also apply to actions by the spouses, minor children and adult members of the households of Company Persons, and any entities that Company Persons directly or indirectly influence or control, including entities over which the individual has influence or control, including corporations, limited liability companies, partnerships or trust (“related persons”). All Company Persons are responsible for ensuring that such other persons or entities do not engage in the activities restricted or prohibited under this Policy. Portions of this Policy impose additional obligations on certain Company Insiders that have, or are likely to have, regular or special access to material nonpublic information in the normal course of their duties. Revisions DATE TYPE Approving/Ratifying Entity 01/2004 Approved Board of Directors 06/2008 Ratified Board of Directors 06/2009 Revised and Ratified Board of Directors 10/2012 Revised and Ratified Board of Directors 01/2016 Revised and Ratified Board of Directors 02/2018 Revised and Ratified Board of Directors 01/2024 Revised and Ratified Board of Directors 10/2024 Revised Board of Directors Definitions TERM DEFINITION 1. Company Insiders Means the following individuals: • Directors and executive officers of the Company, as determined by the Board of Directors (the “Board”) for purposes of Section 16 of the Exchange Act (“Section 16”); • All individuals reporting directly to the Chief Accounting Officer; • Employees who are involved in the preparation of financial statements (to be determined by the Chief Accounting Officer); • Investor relations professionals; • Corporate communication professionals; • Any employee in possession of material nonpublic information regarding the Company; • Certain other employees that the Company may designate from time to time as “Company Insiders” because of their position, responsibilities or their actual or potential access to material nonpublic information; or • Family members living in the same household as anyone prohibited by this Policy from trading during the Blackout Period. 2. Exchange Act Means the Securities Exchange Act of 1934, amended. 3. Material Information Insider trading restrictions come into play only if the information you possess is “material.” Material information is any information that a reasonable investor would consider important in his, her or its decision to buy, sell or hold the securities. Any information that could reasonably be expected to affect the price of the securities is also likely to be considered material. It is not possible to define all categories of material information, as the ultimate determination of materiality by enforcement authorities will be based on an assessment of all of

4 Revision Date: 10/2024 the facts and circumstances. Information that is material at one point in time may cease to be material at another point in time, and vice versa. Examples of material information generally include, without limitation, an unexpected financial result, a proposed significant merger or acquisition, a sale of major assets, a proposed public or private debt or equity transaction, a change in dividend policy, an extraordinary item for accounting purposes, an important business development, and major litigation. The information may be positive or negative. 4. Nonpublic Insider trading prohibitions come into play only when you possess information that is material and “nonpublic.” The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after public disclosure of information about the Company, you must wait until two trading days after the information was publicly disclosed before you can treat the information as public. 5. SEC Means the U.S. Securities and Exchange Commission. 6. Section 16 Persons Directors and those executive officers of the Company designated by the Board to be Section 16 officers of the Company who are subject to the reporting provisions and trading restrictions of Section 16 and the underlying rules and regulations promulgated by the SEC. 7. 10b5-1 Plan Means a written trading plan that meets the requirements of SEC Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Rule provides a defense from insider trading liability under SEC Rule 10b- 5. To be eligible for this defense, an insider may enter into a 10b5-1 Plan for trading in OFG stock. If the plan meets the requirements of SEC Rule 10b5-1, OFG stock may be purchased or sold without regard to certain insider trading restrictions. Any such plan must be approved by senior management or legal counsel to the Company. In general, a 10b5-1 Plan must be entered into at a time when there is no undisclosed material information. Once the plan is adopted, the insider must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded, or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. References • Code of Business Conduct and Ethics • Rule 10b5-1 under the Exchange Act

5 Revision Date: 10/2024 1. Policy A. No Trading or Tipping on Material Nonpublic Information No Company Person may, while in possession of material nonpublic information about the Company: • buy, sell or otherwise engage in any transactions, directly or indirectly, in any Company Securities; • make recommendations or express opinions about trading in Company Securities on the basis of such information; • disclose such information to any third party, including family or household members; or, • assist anyone in the above activities. The above restrictions also apply to transacting in the securities of another company while in possession of material nonpublic information relating to such other company (such as information about a major contract or merger being negotiated), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company or any subsidiary of the Company. The existence of a personal financial emergency does not excuse compliance with this Policy. The securities laws do not recognize mitigating circumstances and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. All Company Persons are encouraged to discuss with the General Counsel any transaction involving Company Securities to make sure there is no pending material event that could create an appearance of improper trading (i.e., insider trading). B. Special Restrictions and Prohibitions The following transactions present heightened legal risk and/or the appearance of improper or inappropriate conduct on the part of the Company and Company Persons and are restricted or prohibited as set forth below. These restrictions and prohibitions apply in all trading by the Company and Company Persons even if the Company or relevant Company Person is not in possession of material nonpublic information. Short Sales Short sales of a security (i.e., the sale of a security that the seller does not own) by their nature reflect an expectation that the value of the security will decline. Short sales can create perverse incentives for the seller, and signal to the market a lack of confidence in the Company’s prospects. Accordingly, the Company and Company Persons are prohibited from entering into any transaction to hedge or offset any decrease in the market value of Company Securities and from pledging any Company Securities. Hedging Transactions Certain forms of hedging or monetization transactions, including equity swaps, exchange funds and forward sale contracts, allow a stockholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the

6 Revision Date: 10/2024 stock. These transactions allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. Because participating in these transactions may cause a Company Person to no longer have the same objectives as the Company’s other stockholders, no Company Person may engage in such transactions. The Company is also prohibited from engaging in these transactions. Publicly Traded Options A put is an option to sell a security at a specific price before a set date, and a call is an option or right to buy a security at a specific price before a set date. Generally, put options are purchased when a person believes the value of a security will fall, and call options are purchased when a person believes the value of a security will rise. A transaction in options is, in effect, a bet on the short-term movement of the Company’s securities, and therefore creates the appearance of trading on the basis of material nonpublic information. Transactions in options may also focus a Company Person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, the Company and all Company Persons are prohibited from engaging in a put, call or other derivative security transaction relating to Company Securities on an exchange or in any other organized market. C. Certain General Exceptions The following routine transactions, within the limits described, are generally not subject to the restrictions on trading in this Policy: • Dividend reinvestment plans resulting from the Company Person’s reinvestment of dividends paid on Company stock (the Policy does apply to voluntary purchases of Company stock and elections to participate in a dividend reinvestment plan or to increase participation in such plan, as well as sales of stock purchased pursuant to the plan); • Ongoing purchases of stock under an employee benefit plan (the Policy does apply to sales of stock purchased pursuant to such plan, as well as to electing to enroll in such and making any changes to any stock purchase elections under such plan); • Purchasing stock through the exercise of a stock option (the Policy does apply to the sale of any shares issued on the exercise of Company-granted stock options and any cashless exercise of Company-granted stock options); and, • Acquiring stock upon the lapse of the restricted period of a restricted stock or restricted stock unit award (the Policy does apply to any market sale of stock after vesting). The Company may at any time prohibit any of the foregoing transactions as it, in its sole discretion, deems necessary. 2. Blackout Periods for the Company and Company Insiders Any and all transactions in Company Securities by the Company and Company Insiders are prohibited beginning two weeks before the end of a quarter or fiscal year and ending two trading days after the earnings are released (the “Blackout Period”), unless an exception has been approved by the Chairperson of the Board after consulting with the General Counsel and provided that the relevant Company Insider does not have any material nonpublic information. During the Blackout Period, the Company and Company Insiders generally possess or are presumed to possess material nonpublic information about the Company’s financial results.

7 Revision Date: 10/2024 Notwithstanding the foregoing, the following transactions by Company Insiders are exempted from compliance with the Blackout Period: • Exercise of stock options where no OFG stock is sold during the Blackout Period. • Regular and matching contributions to the Oriental Group CODA Profit Sharing Plan or to any other employee benefit plan of the Company. • Regular investments through an OFG dividend reinvestment plan. • Transactions pursuant to an approved 10b5-1 Plan. From time to time, other types of material nonpublic information regarding the Company (such as merger negotiations, investigations and cybersecurity incidents) may be pending and not be publicly disclosed. While such material nonpublic information is pending, the Company may impose other Blackout Periods upon notice to those persons who are affected. In the event of a special blackout period, the General Counsel will notify Company Insiders and other affected persons, who will be prohibited from engaging in any transaction involving Company Securities until further written notice. The imposition of a special blackout period is itself confidential information, and the fact that it has been imposed may not be disclosed to others. Employees and agents not otherwise subject to the Blackout Periods are encouraged to refrain from trading securities of the Company during Blackout Periods to avoid the appearance of insider trading. 3. Pre-Clearance of Transactions for Section 16 Persons (a) Because Section 16 Persons are likely to obtain material nonpublic information on a regular basis, the Company requires all such persons to refrain from trading or from engaging in any other type of transaction in Company Securities, even when not subject to a Blackout Period, without first pre-clearing such transaction with the General Counsel. Transactions in Company Securities by the General Counsel must be pre-cleared with the Chief Executive Officer or Chief Financial Officer or their designees. (b) Subject to the exemption in subsection (d) below, no Section 16 Person may, directly or indirectly, purchase or sell (or otherwise make any transfer, gift, pledge or loan of) any Company Security at any time without first obtaining prior approval from the General Counsel. These procedures also apply to transactions by such person’s spouse, other persons living in such person’s household and minor children and to transactions by entities over which such person exercises control. (c) The General Counsel shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, a grant of permission will normally remain valid until the close of trading two business days following the day on which it was granted. If the transaction does not occur during the two-day period, pre-clearance of the transaction must be requested again. (d) Pre-clearance is not required for purchases and sales of securities under a 10b5-1 Plan once the applicable cooling-off period has expired. No trades may be made under a 10b5-1 Plan until expiration of the applicable cooling-off period.

8 Revision Date: 10/2024 4. Additional Procedures and Guidelines A. Section 16 Reports Section 16 Officers of the Company are subject to the reporting provisions and trading restrictions of Section 16 and the underlying rules and regulations promulgated by the SEC when they engage in transactions involving Company Securities. Examples of such transactions include sales or purchases of common stock or serial preferred stock, grants of equity awards such as stock options, and exercises of stock options. In connection with the applicable reporting provisions under Section 16, the Company will file the transaction reports required by Section 16 on behalf of the Section 16 Person provided that the Section 16 Person executes all transactions in Company Securities through Oriental Financial Services LLC, the Company’s affiliated broker-dealer. Section 16 Persons are responsible for ensuring Section 16 transaction reports are filed with the SEC with respect to any transactions executed through another broker-dealer. The Company may assist reporting persons in preparing and filing the required reports, provided that the Section 16 Person provides the General Counsel, on the date of any trade described above, all information relating to the trade that is necessary to prepare and complete the relevant SEC forms. B. Short-Swing Trading Under Section 16(b) of the Exchange Act, any profit realized by an OFG insider (i.e., director, executive officer or greater-than-10% shareholder) on a “short-swing“ transaction (i.e., a purchase and sale, or a sale and purchase, of any OFG equity security within a period of less than six months) must be disgorged to OFG upon demand by OFG or any shareholder acting on OFG’s behalf, unless the transaction is exempt under applicable SEC rules. By law, OFG cannot waive or release any claim it may have under Section 16(b) or enter into an enforceable agreement to provide indemnification for amounts recovered thereunder. Section 16(b) is a strict liability provision that does not take into consideration the intent or fault of the insider. Therefore, an insider’s good faith, intent, motive, clean heart, inadvertence or unawareness of the implications of the transactions is not a defense to liability under Section 16(b). 5. Company Transactions in Company Securities All transactions by the Company involving Company Securities, including share repurchases, stock option exercises, and other securities transactions, must comply with all state and federal requirements, including those of the SEC. The Company must adhere to the requirements contained in Rule 10b-18 and Rule 10b5-1 concerning volume, timing, and manner of execution of said transactions, as well as the disclosure obligations specified in Items 703 and 408(b) of Regulation S-K. 6. Potential Criminal and Civil Liability or Disciplinary Actions or Penalties A. Criminal and Civil Liability Pursuant to applicable securities laws, persons engaging in transactions in a company’s securities at a time when they have material nonpublic information regarding the company, or that disclose material nonpublic information or make recommendations or express opinions on the basis of material nonpublic information to a person who engages in transactions in that

9 Revision Date: 10/2024 company’s securities (“tipping”), may be subject to significant monetary fines and imprisonment. The Company and its supervisory personnel also face potential civil and criminal liability if they fail to take appropriate steps to prevent illegal insider trading. The SEC has imposed large penalties even when the disclosing person did not profit from the trading; there is no minimum amount of profit required for prosecution. B. Disciplinary Actions or Penalties Company Persons who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by the General Counsel and must be provided before any activity contrary to the above requirements takes place. 7. Compliance and Monitoring The General Counsel will monitor compliance with this Policy and will periodically review this Policy with the Board’s Risk and Compliance Committee. The General Counsel has ultimate responsibility for all matters pertaining to the interpretation and enforcement of this Policy. 8. Inquiries Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the General Counsel. If there is any uncertainty as to the appropriateness of any such communications, please consult with the General Counsel before speaking with anyone, especially brokers or any other persons or entities contemplating or executing securities trades.